    Exhibit 99.1
8x8, Inc. Reports Fourth Quarter and Fiscal Year 2026 Financial Results
•Record fourth quarter and full-year service revenue, with four consecutive quarters of year-over-year revenue growth
•Fiscal 2026 usage-based revenue grew more than 50% year-over-year and fourth quarter usage-based revenue grew more than 70% year-over-year
•Achieved GAAP profitability for the quarter and full fiscal year, while strengthening balance sheet and reducing debt
•Introduced native agentic AI capabilities with AI Studio, launched general availability of 8x8 EngageTM, and added support for OpenAI's latest real-time voice model
CAMPBELL, Calif., May 19, 2026 – 8x8, Inc. (NASDAQ: EGHT), a leading global business communications platform provider, today reported financial results for the fourth quarter and fiscal year 2026 ended March 31, 2026.
“Fiscal 2026 marked a turning point for 8x8. We delivered four consecutive quarters of revenue growth, achieved our first GAAP-profitable full fiscal year since 2015, strengthened our balance sheet, and continued expanding our platform capabilities for an era of AI-driven customer engagement,” said Samuel Wilson, Chief Executive Officer at 8x8, Inc. “As AI reshapes enterprise communications, organizations require open, integrated platforms capable of orchestrating trusted interactions across voice, messaging, APIs, workflows, and AI-driven engagement at global scale.
“AI is changing the architecture and economics of customer engagement in real time,” Wilson continued. “The challenge is delivering interactions that are trusted, intelligent, seamless, and scalable across both human and AI-driven engagement. More than 5 billion digital interactions flowed across 8x8 communication APIs during fiscal 2026, and that scale, combined with our global communications infrastructure and open AI architecture, positions us favorably for the next generation of customer engagement. Customers do not want to be locked into yesterday’s AI model or a closed ecosystem. They want agile, open platforms that can evolve as quickly as innovation itself while helping them deliver better customer experiences, build trust, and strengthen customer loyalty. This is what we are building.”
Fiscal Year 2026 Financial Results:
•Total revenue increased 3% to $735.8 million, compared to $715.1 million in fiscal 2025.
•Service revenue increased 3% to $715.3 million, compared to $692.9 million in fiscal 2025.
•GAAP operating income was $18.9 million, an increase of 25% compared to GAAP operating income of $15.2 million in fiscal 2025.
•Non-GAAP operating profit was $75.1 million, a decrease of 4% compared to non-GAAP operating profit of $78.4 million in fiscal 2025.
•GAAP net income was $1.6 million, compared to GAAP net loss of $27.2 million in fiscal 2025.
•Non-GAAP net income was $57.5 million, compared to non-GAAP net income of $48.3 million in fiscal 2025.
•Cash provided by operating activities was $55.8 million, compared to $63.6 million in fiscal 2025.
Fourth Quarter Fiscal 2026 Financial Results:
•Total revenue increased 5% to $185.2 million, compared to $177.0 million in the fourth quarter of fiscal 2025.
•Service revenue increased 5% to $180.2 million, compared to $171.6 million in the fourth quarter of fiscal 2025.
•GAAP gross margin was 63%, compared to 68% in the same period last year. Non-GAAP gross margin was 64%, compared to 69% in the same period last year.
•GAAP operating income was $3.3 million, compared to GAAP operating income of $0.4 million in the fourth quarter of fiscal 2025.
•Non-GAAP operating income was $19.8 million, compared to non-GAAP operating income of $17.7 million in the fourth quarter of fiscal 2025.
•GAAP net income was $0.1 million, compared to GAAP net loss of $5.4 million in the fourth quarter of fiscal 2025.
•Non-GAAP net income was $16.6 million, compared to non-GAAP net income of $11.3 million in the fourth quarter of fiscal 2025.
•Cash provided by operating activities was $14.4 million for the fourth quarter of fiscal 2026, compared to $5.9 million in the same period last year.
•Cash, cash equivalents, and restricted cash were $95.0 million on March 31, 2026, compared to $89.3 million on March 31, 2025. The cash, cash equivalents, and restricted cash balance on March 31, 2026 reflects principal payments of $30.0 million on the Term Loan during fiscal 2026.

•Total principal amount of debt outstanding on March 31, 2026 was $323.9 million, compared to $353.9 million at the end of fiscal 2025.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Platform Innovation Highlights
8x8 continued to focus on closing the operational gaps that most commonly stall CX and IT teams with new capabilities added to the 8x8 Platform for CX. Recent innovations include:
•8x8 AI Studio, a modern AI development environment now in early availability, lets organizations use natural language to build, test, deploy, and manage AI agents and agentic workflows natively on the 8x8 Platform on the channels they already use, without new infrastructure or additional vendors.
•8x8 Integration SDK, Now Generally Available: Technology partners and customers can build, deploy, and scale CRM integrations – including homegrown and industry-specific platforms – directly into the 8x8 Platform without requiring a standard professional services engagement.
•New Dashboards in 8x8 Work Analytics: IT teams gain live visibility into call queues, call quality, unreturned calls, and device health, replacing static reports that surfaced problems after the fact.
•8x8 EngageTM, Now Generally Available: a purpose-built solution that extends CX-grade tools, AI-powered insights, and unified voice and digital engagement to customer-facing teams outside the contact center.
•8x8 Focus Time Metrics: When agents handle multiple simultaneous digital interactions, supervisors have no reliable way to know where attention is going. Focus Time Metrics tracks how agents distribute focus across concurrent conversations, including duration and frequency per interaction, so supervisors can coach on actual behavior and staff appropriately for digital volume.
•8x8 Silent Mobile Authentication, Now Generally Available: Verifies users in the background using carrier network intelligence via GSMA Open Gateway; no code to enter, no step to complete. Reduces login abandonment and credential exposure, and addresses vulnerabilities one-time passcodes cannot, including SIM-swap and phishing. Available globally through 8x8's carrier network.
Industry Recognition
•Won Gold in the User Experience (UX) - Product UX category at the 2026 New York Product Design Awards for 8x8 Engage.
•Recognized across five categories in the 24th Annual American Business Awards, including Gold Stevie Awards for Customer Service Team of the Year and Achievement in Management, Telecommunications. In the past three years, 8x8 has been recognized with 21 Stevie Awards.
•Named a Leader in the IDC MarketScape: Worldwide Communications Engagement Platform 2026 Vendor Assessment.
•Named a Leader in the Omdia Universe: Customer Engagement Platforms, 2026.
•8x8 was named a Strong Performer in the Gartner® Peer Insights™ “Voice of the Customer” for Unified Communications as a Service.
•Named a Metrigy 2026 MetriStar Top Provider winner for both CCaaS and CPaaS Platforms.
•Chief Marketing Officer Bruno Bertini won Gold in the Noble Awards in the category of Executives & Professionals - Outstanding Chief Marketing Officer (CMO).
First Quarter and Fiscal 2027 Financial Outlook
Management provides expected ranges for total revenue, service revenue, non-GAAP operating margin, non-GAAP net income per share, diluted, and cash flow from operations based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
"Our guidance reflects both the macro and geopolitical uncertainty in the current environment and a continued mix shift toward usage-based revenue, the part of our business tied to AI adoption and communications APIs, where customer demand is strongest,” said Kevin Kraus, Chief Financial Officer at 8x8, Inc. “We expect this shift to continue and we are actively working to expand gross margins within this portfolio. As the usage business scales, we believe it supports our ability to grow operating income in dollars and strengthen cash flow over time.”

First Quarter Fiscal 2027 Ending June 30, 2026
•Service revenue in the range of $175 million to $180 million.
•Total revenue in the range of $180 million to $185 million.
•Non-GAAP gross margin in the range of approximately 63.5% to 64.5%.
•Non-GAAP operating margin in the range of approximately 8.5% to 9.5%.
•Interest expense of approximately $3.9 million.
•Cash interest of approximately $1.8 million.
•Non-GAAP net income per share, diluted, in the range of $0.08 to $0.09, based on a fully-diluted weighted-average share count of approximately 147 million shares.
•Cash flow from operations in the range of $10 million to $12 million.
Fiscal Year 2027 Ending March 31, 2027
•Service revenue in the range of $707 million to $727 million.
•Total revenue in the range of $727 million to $747 million.
•Non-GAAP gross margin in the range of 62.5% to 63.5%.
•Non-GAAP operating margin in the range of 9.0% to 10.0%.
•Non-GAAP net income per share, diluted, in the range of $0.33 and $0.38, based on a fully-diluted weighted-average share count of approximately 150 million shares.
•Cash flow from operations between $45 million and $52 million.
The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measure of GAAP operating margin or non-GAAP net income per share, basic and diluted, to the corresponding GAAP measure of GAAP net income (loss) per share due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses excluded by these metrics. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin and GAAP net income (loss) per share, basic and diluted. Accordingly, management believes that reconciliations of these forward-looking non-GAAP financial measures to their corresponding GAAP measures are not available without unreasonable effort. See the "Explanation of GAAP to Non-GAAP Reconciliation" below for the definition of non-GAAP operating margin and non-GAAP net income per share, basic and diluted.
All projections are on a non-GAAP basis. Additionally, our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
Conference Call Information:
Management will host a conference call to discuss earnings results on May 19, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call is expected to last approximately 60 minutes. Participants may:
•Register to participate in the live call at https://register-conf.media-server.com/register/BIe9ccfd2c6e5440d8a50b7474cb3f76cc
•Access the live webcast and replay from the Company’s investor relations events and presentations page at https://www.investors.8x8.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://www.investors.8x8.com/.
About 8x8 Inc.
8x8, Inc. (NASDAQ: EGHT) connects people and organizations through seamless communication on one of the industry's most integrated platforms for Customer Experience—combining Contact Center, Unified Communication, and CPaaS solutions. The 8x8® Platform for CX integrates AI to enable personalized customer journeys, drive operational excellence and insights, and facilitate team collaboration. As a business communications leader, the company helps customer experience and IT leaders around the world become the heartbeat of their organizations, empowering them to unlock the potential of every interaction. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, X, and Facebook.

Copyright 2026 8x8, Inc. 8x8, Engage and associated brand assets are trademarks of 8x8, Inc. All rights reserved. GARTNER and PEER INSIGHTS are registered trademarks and service marks of Gartner, Inc. and/or its affiliates. All rights reserved.
Caution Concerning Forward-Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: changing industry trends; market opportunities; the potential success and impact of our investments in artificial intelligence technologies; our ability to drive increased platform and multi-product adoption; our ability to increase profitability and cash flow; our position in the market and the direction of our innovation; the expected capabilities, availability and customer reception of our products and services; and our financial outlook, revenue growth, and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment; general inflationary pressures; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, as well as our competitors' use of AI, in which we compete, may change in ways we are not anticipating; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; and our investments in new products and acquisitions may not generate the revenue or efficiencies that we expect. As a result, we could fail to meet the revenue or operating margin targets we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful; and the reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we do not anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract exit costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract exit costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, transaction-related costs, certain legal and regulatory costs, and certain severance, transition and contract exit costs from Operating Profit. Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, transaction-related costs, certain legal and regulatory costs, certain severance, transition and contract exit costs, amortization of debt discount and issuance cost, loss on debt extinguishment, gain or loss on remeasurement of warrants, and other income. Adjusted EBITDA excludes interest expense, provision for income taxes, depreciation, amortization of capitalized internal-use software costs, and other income, net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.
Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Transaction-related costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, transaction and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract exit costs include employee termination benefits, executive severance agreements, and cancellation of certain contracts. Debt amortization expenses relate to the non-cash accretion of the debt discount.
8x8, Inc.
Media:
PR@8x8.com
Investor Relations:
Investor.relations@8x8.com

8X8, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)

	Three Months Ended March 31,		Years Ended March 31,
	2026	2025	2026	2025
Service revenue	$180,175	$171,588	$715,259	$692,923
Other revenue	5,071	5,455	20,493	22,147
Total revenue	185,246	177,043	735,752	715,070
Cost of service revenue	61,566	49,818	232,602	200,094
Cost of other revenue	6,627	7,173	28,101	29,704
Total cost of revenue	68,193	56,991	260,703	229,798
Gross profit	117,053	120,052	475,049	485,272
Operating expenses:
Research and development	29,510	29,950	112,983	123,211
Sales and marketing	59,872	66,844	252,404	264,461
General and administrative	24,341	22,839	90,724	82,407
Total operating expenses	113,723	119,633	456,111	470,079
Income from operations	3,330	419	18,938	15,193
Interest expense	(4,368)	(5,153)	(17,765)	(28,856)
Other income (expense), net	1,010	(200)	2,353	(10,400)
Income (loss) before provision for income taxes	(28)	(4,934)	3,526	(24,063)
Provision (benefit) for income taxes	(134)	467	1,878	3,149
Net income (loss)	$106	$(5,401)	$1,648	$(27,212)
Net income (loss) per share:
Basic	$0.00	$(0.04)	$0.01	$(0.21)
Diluted	$0.00	$(0.04)	$0.01	$(0.21)
Weighted average number of shares:
Basic	140,141	132,877	137,669	129,767
Diluted	145,399	132,877	142,629	129,767
Comprehensive income (loss)
Net income (loss)	$106	$(5,401)	$1,648	$(27,212)
Unrealized gain (loss) on investments in securities	—	—	—	(5)
Foreign currency translation adjustment	(2,226)	3,759	2,907	2,447
Comprehensive income (loss)	$(2,120)	$(1,642)	$4,555	$(24,770)

8X8, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2026	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$93,260	$88,050
Restricted cash	1,702	462
Accounts receivable, net	57,004	49,680
Deferred contract acquisition costs	25,193	30,935
Other current assets	32,650	34,739
Total current assets	209,809	203,866
Property and equipment, net	45,821	47,919
Operating lease, right-of-use assets	26,672	33,508
Intangible assets, net	57,589	67,949
Goodwill	276,372	271,530
Restricted cash, non-current	—	812
Deferred contract acquisition costs, non-current	34,562	44,239
Other assets, non-current	11,996	13,354
Total assets	$662,821	$683,177

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,714	$45,773
Accrued and other liabilities	69,867	63,025
Operating lease liabilities	10,357	11,102
Deferred revenue	36,699	37,751
Term loan, current	39,218	11,593
Total current liabilities	192,855	169,244
Operating lease liabilities, non-current	39,100	49,196
Deferred revenue, non-current	181	706
Convertible senior notes, non-current	199,830	198,790
Term loan	82,431	139,581
Other liabilities, non-current	1,815	3,456
Total liabilities	516,212	560,973
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000 shares authorized, none issued and outstanding as of March 31, 2026 and 2025	—	—
Common stock: $0.001 par value, 300,000 shares authorized, 141,164 shares and 134,355 shares issued and outstanding at March 31, 2026 and 2025, respectively	141	134
Additional paid-in capital	1,038,745	1,018,902
Accumulated other comprehensive loss	(6,204)	(9,111)
Accumulated deficit	(886,073)	(887,721)
Total stockholders' equity	146,609	122,204
Total liabilities and stockholders' equity	$662,821	$683,177

8X8, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$1,648	$(27,212)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,609	7,387
Amortization of intangible assets	14,203	19,104
Amortization of capitalized internal-use software costs	11,456	12,729
Amortization of debt discount and issuance costs	1,369	2,466
Amortization of deferred contract acquisition costs	33,082	37,977
Allowance for credit losses	(438)	1,843
Operating lease expense, net of accretion	10,868	11,631
Stock-based compensation expense	20,370	39,940
Loss on debt extinguishment	147	12,325
Gain on remeasurement of warrants	(864)	(2,225)
Other	(185)	(346)
Changes in assets and liabilities:
Accounts receivable, net	(5,771)	7,845
Deferred contract acquisition costs	(17,108)	(23,988)
Other current and non-current assets	(450)	(7,617)
Accounts payable and accrued liabilities	(17,357)	(24,810)
Deferred revenue	(1,793)	(3,495)
Net cash provided by operating activities	55,786	63,554
Cash flows from investing activities:
Purchases of property and equipment	(3,675)	(2,401)
Capitalized internal-use software costs	(12,302)	(11,066)
Purchase of cost investment	—	(771)
Maturities of investments	—	1,048
Business combination, net of cash acquired	(4,757)	(3,234)
Net cash used in investing activities	(20,734)	(16,424)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	2,829	3,692
Repurchase of common stock	(1,848)	—
Payments for debt issuance and amendment costs	(70)	(1,517)
Repayment of principal on term loan	(30,000)	(273,000)
Gross proceeds from term loan	—	200,000
Other financing activities	(1,351)	(4,281)
Net cash used in financing activities	(30,440)	(75,106)
Effect of exchange rate changes on cash	1,026	577
Net increase (decrease) in cash, cash equivalents and restricted cash	5,638	(27,399)
Cash, cash equivalents and restricted cash, beginning of year	89,324	116,723
Cash, cash equivalents and restricted cash, end of year	$94,962	$89,324

8X8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended				Years Ended
	March 31, 2026		March 31, 2025		March 31, 2026		March 31, 2025
Cost of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$61,566	34.2%	$49,818	29.0%	$232,602	32.5%	$200,094	28.9%
Amortization of acquired intangible assets	(514)		(824)		(2,048)		(7,176)
Stock-based compensation expense and related employer payroll taxes	(377)		(759)		(1,852)		(4,454)
Legal and regulatory costs	—		—		—		55
Severance, transition and contract exit costs	(824)		(81)		(1,875)		(655)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$59,851	33.2%	$48,154	28.1%	$226,827	31.7%	$187,864	27.1%
GAAP service revenue margin (as a percentage of service revenue)	$118,609	65.8%	$121,770	71.0%	$482,657	67.5%	$492,829	71.1%
Non-GAAP service revenue margin (as a percentage of service revenue)	$120,324	66.8%	$123,434	71.9%	$488,432	68.3%	$505,059	72.9%

GAAP cost of other revenue (as a percentage of other revenue)	$6,627	130.7%	$7,173	131.5%	$28,101	137.1%	$29,704	134.1%
Stock-based compensation expense and related employer payroll taxes	(79)		(218)		(397)		(1,213)
Legal and regulatory costs	—		—		—		62
Severance, transition and contract exit costs	(88)		(195)		(1,533)		(581)
Non-GAAP cost of other revenue (as a percentage of other revenue)	$6,460	127.4%	$6,760	123.9%	$26,171	127.7%	$27,972	126.3%
GAAP other revenue margin (as a percentage of other revenue)	$(1,556)	(30.7)%	$(1,718)	(31.5)%	$(7,608)	(37.1)%	$(7,557)	(34.1)%
Non-GAAP other revenue margin (as a percentage of other revenue)	$(1,389)	(27.4)%	$(1,305)	(23.9)%	$(5,678)	(27.7)%	$(5,825)	(26.3)%

GAAP gross margin (as a percentage of total revenue)	$117,053	63.2%	$120,052	67.8%	$475,049	64.6%	$485,272	67.9%
Non-GAAP gross margin (as a percentage of total revenue)	$118,935	64.2%	$122,129	69.0%	$482,754	65.6%	$499,234	69.8%

Operating Profit:
GAAP income from operations (as a percentage of total revenue)	$3,330	1.8%	$419	0.2%	$18,938	2.6%	$15,193	2.1%
Amortization of acquired intangible assets	3,616		3,808		14,203		19,104
Stock-based compensation expense and related employer payroll taxes	4,903		8,615		22,037		41,822
Transaction-related costs	3,249		541		3,445		1,101
Legal and regulatory costs(1)	648		102		3,127		(9,365)
Severance, transition and contract exit costs	4,018		4,226		13,330		10,592
Non-GAAP operating profit (as a percentage of total revenue)	$19,764	10.7%	$17,711	10.0%	$75,080	10.2%	$78,447	11.0%

Net Income (Loss):
GAAP net income (loss) (as a percentage of total revenue)	$106	0.1%	$(5,401)	(3.1)%	$1,648	0.2%	$(27,212)	(3.8)%
Amortization of acquired intangible assets	3,616		3,808		14,203		19,104
Stock-based compensation expense and related employer payroll taxes	4,903		8,615		22,037		41,822
Transaction-related costs	3,249		541		3,445		1,101
Legal and regulatory costs(1)	648		102		3,127		(9,365)
Severance, transition and contract exit costs	4,018		4,226		13,330		10,592
Amortization of debt discount and issuance cost	310		321		1,369		2,466
Loss on debt extinguishment	—		113		147		12,325
Gain on warrants remeasurement	(261)		(1,028)		(864)		(2,225)
Other income	—		—		(926)		(348)
Income tax expense effects, net (2)	—		—		—		—
Non-GAAP net income (as a percentage of total revenue)	$16,589	9.0%	$11,297	6.4%	$57,516	7.8%	$48,260	6.7%
Interest expense(3, 4)	4,058		4,832		17,322		26,390
Provision (benefit) for income taxes	(134)		467		1,878		3,149
Depreciation	1,529		1,765		6,609		7,387
Amortization of capitalized internal-use software costs	2,852		2,748		11,456		12,729
Other expense (income), net	(749)		1,115		(1,636)		648
Adjusted EBITDA (as a percentage of total revenue)	$24,145	13.0%	$22,224	12.6%	$93,145	12.7%	$98,563	13.8%

Shares used in computing net income (loss) per share amounts:
Basic	140,141		132,877		137,669		129,767
Diluted	145,399		138,678		142,629		133,654
GAAP net income (loss) per share - Basic	$0.00		$(0.04)		$0.01		$(0.21)
GAAP net income (loss) per share - Diluted	$0.00		$(0.04)		$0.01		$(0.21)
Non-GAAP net income per share - Basic	$0.12		$0.09		$0.42		$0.37
Non-GAAP net income per share - Diluted	$0.11		$0.08		$0.40		$0.36
(1) Amounts include an out-of-period adjustment associated with state and local taxes for the year ended March 31, 2025.
(2) Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.
(3) Amount includes capitalized interest related to property, plant and equipment from general borrowing costs during the year ended March 31, 2026.
(4) Amounts represent contractual interest expense related to our outstanding debt and does not include capitalized interest and amortization of debt discount and issuance costs.